Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (file numbers 333-163959 and
333-174471) of Shanda Games Limited of our report dated March 19, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

March 19, 2012

PricewaterhouseCoopers Zhong Tian CPAs Limited Company, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Luwan District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com